EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form 8-K of our report dated March 11, 1996 relating to the financial statements of Kelly Russell Studios, Inc. (Kelly Russell) as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 (which report contained an explanatory paragraph discussing Kelly Russell's ability to continue as a going concern) appearing in the Registration Statement on Form S-4 (Registration No. 333-4655).



McGLADREY & PULLEN, LLP
September 11, 1996

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